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EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 2, 2009 (July 17, 2009 as to the reclassification of segment information for 2008 and 2007 as described in Note 26), relating to the consolidated financial statements of East West Bancorp, Inc., appearing in the Annual Report on Form 10-K of East West Bancorp, Inc. for the year ended December 31, 2009, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement .

/s/ Deloitte & Touche LLP

Los Angeles, California
March 30, 2010

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  EXHIBIT 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM